Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-275898

PRODUCT SUPPLEMENT NO. WF1 (To Prospectus Supplement dated December 20, 2023 and Prospectus dated December 20, 2023, as may be amended)

Royal Bank of Canada
Senior Global Medium-Term Notes, Series J
Principal at Risk Securities
Linked To One Or More Indices, Exchange-Traded Funds or Equity Securities
Royal Bank of Canada may, from time to time, offer and sell securities linked to one or more equity indices (each, an “Index” and collectively, the “Indices”), exchange-traded funds (each, a “Fund” and collectively, the “Funds”) or common equity securities or American depositary shares (“ADSs”) of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”), or any combination thereof. The Indices, Funds and Underlying Stocks are sometimes referred to herein collectively as the “Market Measures” and individually as a “Market Measure.” Market-linked securities, such as the securities described in this product supplement, are principal-at-risk securities, which means that you may receive less than the original public offering price of the securities (the “original offering price”) at maturity, depending on the performance of one or more Market Measures. We refer to all securities offered under this product supplement as the “securities.”
The securities will be senior unsecured debt securities issued by Royal Bank of Canada. Any payments due on the securities, including any repayment of principal, will be subject to credit risk. If Royal Bank of Canada defaults on its obligations, you could lose some or all of your investment.
This prospectus supplement, which we refer to as a “product supplement,” describes some of the general terms that apply to the securities. This product supplement supplements the disclosure in any pricing supplement that may reference it, the accompanying prospectus supplement and prospectus. A separate pricing supplement will describe terms that apply to specific issuances of the securities and may include changes to the terms specified in this product supplement. The relevant pricing supplement will describe any Market Measure(s) to which the securities are linked. If the disclosure in the relevant pricing supplement is inconsistent with the disclosure in this product supplement the prospectus supplement or the prospectus, the disclosure in the relevant pricing supplement will control.
You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this product supplement and the accompanying prospectus supplement and prospectus before investing in the securities.
The securities will not be listed on any securities exchange or automated quotation system.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on page 5 of this product supplement. In addition, see the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities as well as the risks associated with the particular Market Measure(s) to which your securities are linked.
The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments are subject to credit risk. If Royal Bank of Canada defaults on its obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Canada Deposit Insurance Corporation, the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency. The securities are not subject to conversion into Royal Bank of Canada's common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement or the accompanying prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.

Wells Fargo Securities
The date of this product supplement is December 20, 2023.

TABLE OF CONTENTS

Summary	PS-3
Risk Factors	PS-5
General Terms of The Securities	PS-13
Benefit Plan Investor Considerations	PS-29
Use of Proceeds And Hedging	PS-29
Canadian Federal Income Tax Consequences	PS-30
United States Federal Tax Considerations	PS-30
Supplemental Plan Of Distribution	PS-39

ABOUT THIS PRODUCT SUPPLEMENT

You should read this product supplement, together with the accompanying prospectus supplement and the prospectus, the applicable pricing supplement and/or other supplement, which together contain a description of the terms of the securities to be offered, and which supersede all prior or contemporaneous oral statements as well as any other written materials.
You should carefully consider, among other things, the matters set forth under “Risk Factors” in this product supplement and the applicable pricing supplement, as the securities have complex features and involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.
Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.
When we refer to “we,” “us” or “our” in this product supplement, we refer only to Royal Bank of Canada and not to any of its affiliates, and not to Royal Bank of Canada together with any of its subsidiaries, unless the context indicates otherwise.

SUMMARY
Below is a summary of some of the key terms used throughout this product supplement. The applicable pricing supplement may use another term to describe the same feature, some of which are identified below.
General:
The securities are senior unsecured debt securities issued by Royal Bank of Canada. The securities rank equally with all of our other unsecured senior debt from time to time outstanding. Any payments due on the securities, including any repayment of principal, are subject to credit risk. If Royal Bank of Canada defaults on its obligations, you could lose some or all of your investment.

Maturity Payment Amount:
Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of one or more:
•          equity indices (each, an “Index” and collectively, the “Indices”);
•          exchange-traded funds (each, a “Fund” and collectively, the “Funds”);
•     common equity securities or American depositary shares of a company not affiliated with us (each, an “Underlying Stock” and collectively, the “Underlying Stocks”); or
•          any combination of the foregoing,
as specified in the applicable pricing supplement. Accordingly, you could lose some or all of your investment.
In this product supplement, we sometimes refer to the Indices, Funds and Underlying Stocks to which your securities may be linked collectively as the “Market Measures” and individually as a “Market Measure.” The index underlying a Fund is sometimes referred to as a “fund underlying index.” We refer to the issuer of an Underlying Stock as an “Underlying Stock Issuer.”
The applicable pricing supplement may also refer to a Market Measure as an “Underlier” or an “Underlying.” In addition, if the securities are linked to a weighted basket composed of two or more Market Measures, the applicable pricing supplement may refer to each Market Measure as a “basket component.” The securities may also be linked to the worst performing or best performing of two or more Market Measures, as described in the accompanying pricing supplement.
You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the relevant Market Measure(s) will cause you to receive less than the face amount at stated maturity.

Coupon:
The securities will not pay a coupon unless the applicable pricing supplement specifically provides otherwise.  If the applicable pricing supplement provides for the payment of a coupon, the coupon rate and the coupon payment date(s) will be specified in the applicable pricing supplement.

Face Amount and Original Offering Price:	The face amount of each security and the original offering price of each security will be specified in the applicable pricing supplement.
Pricing Date:
We refer to the date on which a particular issuance of securities is priced for initial sale to the public as the “pricing date.” The applicable pricing supplement may also refer to the pricing date as the “trade date.”

Calculation Day(s):
We refer to each date on which the value of any Market Measure is to be referenced in the determination of any payment on the securities as a “calculation day.” If there is a single calculation day for the securities, references to the “final calculation day” herein mean such calculation day.
The applicable pricing supplement may also refer to a calculation day as a “valuation date,” an “observation date,” a “determination date” or such other term as specified in the applicable pricing supplement. The calculation day(s) will be specified in the applicable pricing supplement and will be subject to postponement due to non-trading days and market disruption events. See “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”
Payment Date(s):
The relevant pricing supplement will specify the stated maturity date and any other date on which amounts will or may be payable on the securities (each referred to as a “payment date”). Each payment date is subject to postponement as described under “General Terms of the Securities—Payment Dates.”

Closing Value:
When we refer to the “closing value” of a Market Measure herein we mean, on any date of determination, (i) with respect to an Index, its closing level (as defined herein) on that day; (ii) with respect to a Fund, its fund closing price (as defined herein) on that day; and (iii) with respect to an Underlying Stock, its stock closing price (as defined herein) on that day.

Calculation Agent:
Unless otherwise specified in the applicable pricing supplement, RBC Capital Markets, LLC (“RBCCM”), one of our subsidiaries, will act as initial calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agency agreement, we may appoint a different calculation agent without your consent and without notifying you.

No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:
For a discussion of the material Canadian and U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Canadian Federal Tax Consequences” and “United States Federal Tax Considerations.”

RISK FACTORS
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in the applicable pricing supplement, the prospectus supplement and the prospectus, including the documents they incorporate by reference. The risk factors set forth below describe certain significant risks associated with an investment in the securities. You should read these risk factors together with the risk factors included in the applicable pricing supplement, which will describe more specifically the risks relating to the particular issuance of securities as well as the risks associated with the particular Market Measure(s) to which your securities are linked. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control.  You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
General Risk Factors Relating To All Securities
The Securities Are Not Ordinary Debt Securities – You May Lose Some Or All Of The Face Amount.
Unlike ordinary debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the relevant Market Measure(s) and other terms of the securities, as described in the applicable pricing supplement. You should carefully read the applicable pricing supplement to understand the circumstances in which the performance of the Market Measure(s) will cause you to receive less than the face amount of your securities at maturity.  Depending on the particular terms of the securities, you may lose up to all of the face amount of your securities. You should not invest in the securities if you are unable or unwilling to the bear the risk of losing a significant portion or all of the face amount of your securities at maturity.
The Securities Are Subject To Credit Risk.
The securities are our obligations, and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to creditworthiness, and you will have no ability to pursue any Underlying Stock, any securities included in any Index, the shares of any Fund or any securities held by any Fund for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on the obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.
Our Initial Estimated Value Of The Securities Will Be Less Than The Original Offering Price.
Our initial estimated value of the securities will be less than the original offering price of the securities.  This is due to, among other things, the fact that the original offering price of the securities will reflect the borrowing rate we pay to issue securities of this kind (an internal funding rate that is lower than the rate at which we borrow funds by issuing conventional fixed rate debt), and the inclusion in the original offering price of the underwriting discount and commission and hedging and other costs associated with the securities.
The Price, If Any, At Which You May Be Able To Sell Your Securities Prior To Maturity May Be Less Than The Original Offering Price And Our Initial Estimated Value.
Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity will be less than the original offering price and, subject to the discussion in the next paragraph, will be less than our initial estimated value.  This is because any such sale price would not be expected to include the underwriting discount and commission or hedging or other costs associated with the securities, including the estimated profit that we, our affiliates, and/or any of our hedging counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities.  In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades, and the cost of unwinding any related hedge transactions.  In addition, the value of the securities determined for any secondary market price is expected to be based in part on the yield that is reflected in the interest rate on our conventional debt securities of similar maturity that are traded in the secondary market, rather than the internal funding rate that we used to price the securities and determine the initial estimated value.  As a result, the secondary market price of the securities will be less than if the internal funding rate was used.  These factors, together with various credit, market and economic factors over the term of the securities, and, potentially, changes in the value of the applicable Market Measure(s), are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.  Moreover, we expect that any secondary market price will be based on Wells Fargo Securities, LLC’s valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value range set forth on the cover page of the applicable pricing supplement.
As will be set forth in the applicable pricing supplement, for a limited period of time after the original issue date, Wells Fargo Securities, LLC may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph.  However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.
The securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your securities to maturity.
The Initial Estimated Value Of The Securities Will Be An Estimate Only, Calculated As Of The Time The Terms Of The Securities Are Set.
Our initial estimated value of the securities will be based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate will be based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends (if any) on the securities represented by the Market Measure(s), interest rates and volatility, and the expected term of the securities.  These assumptions are based on certain forecasts about future events, which may prove to be incorrect.  Other entities, including Wells Fargo Securities, LLC in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.
The value of the securities at any time after the applicable pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy.  As a result, the actual value you would receive if you sell the securities in any secondary market, if any, should be expected to differ materially from our initial estimated value of your securities.
The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the securities prior to stated maturity will be affected by the then-current value of the Market Measure(s), interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities.  When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.
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Market Measure Performance.  The value of the securities prior to maturity will depend substantially on the then-current value of the Market Measure(s). The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Market Measure(s) at such time is less than, equal to or not sufficiently above its starting value or other value relevant to the determination of any payments on the securities specified in the applicable pricing supplement.

•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
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Volatility Of The Market Measure(s).  Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Market Measure(s) changes.

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Correlation Among The Market Measures. If the securities are linked to more than one Market Measure, the value of the securities may be affected by changes in the correlation among the Market Measures. Correlation refers to the extent to which the values of the Market Measures tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Market Measures may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Market Measures decreases.

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Time Remaining To Maturity.  The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Market Measure(s). This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Market Measure(s) during the period of time still remaining to the stated maturity date.

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Dividend Yields. The value of the securities may be affected by the dividend yields on (i) with respect to an Index, the securities included in such Index; (ii) with respect to a Fund, such Fund or the securities held by such Fund; or (iii) with respect to an Underlying Stock, such Underlying Stock. In each case, the amount of such dividends may influence the closing value of the applicable Market Measure.

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Currency Exchange Rates.  If the securities are linked to an Index or a Fund that includes securities quoted in one or more foreign currencies and the value of such Index or Fund is based on the U.S. dollar value of such securities, the value of the securities may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.

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Volatility Of Currency Exchange Rates. If the securities are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.

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Correlation Between Currency Exchange Rates And An Index. If the securities are linked to an Index and the level of such Index is based on the value of its component securities as expressed in a foreign currency, then the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the applicable Index.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of a Market Measure.  Because numerous factors are expected to affect the value of the securities, changes in the value of the Market Measure(s) may not result in a comparable change in the value of the securities.
The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.
The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.
If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.
Investing In The Securities Is Not The Same As Investing In Any Market Measure.
Investing in the securities is not equivalent to investing in any Market Measure. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held any Underlying Stock, the shares of any Fund or the securities included in any Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those shares or securities. As a holder of the securities, you will not have any voting rights or any other rights as would holders of an Underlying Stock, a Fund or the securities included in an Index.
Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.
It is impossible to predict whether the value of a Market Measure will fall or rise. The value of a Market Measure will be influenced by complex and interrelated political, economic, financial and other factors that can affect such Market Measure. Accordingly, any historical values of a Market Measure do not provide an indication of the future performance of such Market Measure.
A Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.
A calculation day is subject to postponement for non-trading days and market disruption events as described under “General Terms of the Securities” below. If such a postponement occurs with respect to a calculation day other than the final calculation day (if any), then the related payment date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities.  In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.  Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.
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The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine any values of a Market Measure and make any other determinations necessary to calculate any payments on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including, but not limited to:
o	determining whether a non-trading day or market disruption event has occurred on any date that the value of a Market Measure is to be determined;
o
with respect to an Index, (i) determining the closing level of such Index if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs with respect to such Index on that day; (ii) if an Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing level of such Index on any date of determination; and (iii) determining whether to adjust the closing level of such Index on a calculation day in the event of certain changes in or modifications to such Index;

o
with respect to a Fund, (i) determining the fund closing price of such Fund if a calculation day is postponed with respect to such Fund to the last day to which it may be postponed and a market disruption event with respect to such Fund occurs on that day; (ii) adjusting the adjustment factor for a Fund and other terms of the securities in certain circumstances; (iii) if a Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the fund closing price of such Fund on any date of determination; and (iv) determining whether to adjust the fund closing price of a Fund on a calculation day in the event of certain changes in or modifications to such Fund or its fund underlying index; and

o
with respect to an Underlying Stock, (i) determining the stock closing price of such Underlying Stock if a calculation day is postponed with respect to such Underlying Stock to the last day to which it may be postponed and a market disruption event occurs with respect to such Underlying Stock on that day; (ii) determining the stock closing price of an Underlying Stock if it is not otherwise available on any date of determination; (iii) adjusting the adjustment factor for an Underlying Stock in certain circumstances; and (iv) if a replacement stock event occurs with respect to an Underlying Stock, selecting a replacement stock to be substituted for such Underlying Stock and making certain other adjustments to the terms of the securities.

In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and RBCCM’s determinations as calculation agent may adversely affect your return on the securities.
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The estimated value of the securities will be calculated by us and will therefore not be an independent third-party valuation.  We will calculate the estimated value of the securities set forth in the applicable pricing supplement, which will involve discretionary judgments on our part, as described under “Risk Factors— The Initial Estimated Value Of The Securities Will Be An Estimate Only, Calculated As Of The Time The Terms Of The Securities Are Set” above. Accordingly, the estimated value of the securities set forth in the applicable pricing supplement will not be an independent third-party valuation.

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Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the value of a Market Measure.  Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports relating to a Market Measure. When we refer to a research report relating to a Market Measure, we mean (i) with respect to an Index, research reports on such Index or the companies whose securities are included in such Index; (ii) with respect to a Fund, research reports on such Fund or its fund underlying index or the companies whose securities are held by or included in such Fund or its fund underlying index; and (iii) with respect to an Underlying Stock, research reports on such Underlying Stock. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports relating to a Market Measure could adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the securities. You are encouraged to derive information concerning a Market Measure from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports relating to a Market Measure published on or prior to the pricing date could result in an increase in the value of the applicable Market Measure on the pricing date, which would adversely affect investors in the securities by increasing the value at which such Market Measure must close on a calculation day in order for investors in the securities to receive a favorable return.

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Business activities of our affiliates or any participating dealer or its affiliates may adversely affect the value of a Market Measure.  Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with (i) with respect to an Index, the companies whose securities are included in such Index; (ii) with respect to a Fund, the companies whose securities are held by or included in such Fund or its fund underlying index; and (iii) with respect to an Underlying Stock, the applicable Underlying Stock Issuer. These business activities may include making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies.  These business activities could adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the securities.  In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about any of those companies. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
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Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of a Market Measure.  We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates.  Pursuant to such hedging activities, our hedge counterparties may acquire (i) with respect to an Index, the securities included in such Index or listed or over-the-counter derivative or synthetic instruments related to such Index or such securities; (ii) with respect to a Fund, shares of such Fund, securities held by or included in such Fund or its fund underlying index or listed or over-the-counter derivative or synthetic instruments related to the Fund or such securities; and (iii) with respect to an Underlying Stock, such Underlying Stock or listed or over-the-counter derivative or synthetic instruments related to such Underlying Stock. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  To the extent that our hedge counterparties have a long hedge position in such securities, they may liquidate a portion of such holdings at or about the time of a calculation day. These hedging activities could potentially adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the securities.

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Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the value of a Market Measure. Our affiliates or any participating dealer or its affiliates may engage in trading in (i) with respect to an Index, the securities included in such Index and other instruments relating to such Index or such securities; (ii) with respect to a Fund, the shares of such Fund or the securities held by or included in such Fund or its fund underlying index and other instruments relating to such Fund or such securities; and (iii) with respect to an Underlying Stock, such Underlying Stock and other instruments relating to such Underlying Stock on a regular basis as part of their general broker-dealer and other businesses.  Any of these trading activities could potentially adversely affect the value of the applicable Market Measure and, therefore, adversely affect the value of and your return on the securities.

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A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession or any other fees identified in the applicable pricing supplement, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or other fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.
The tax treatment of the securities is uncertain.  We do not plan to request a ruling from the Internal Revenue Service (IRS) or from the Canada Revenue Agency regarding the tax treatment of the securities, and the IRS, the Canada Revenue Agency or a court may not agree with the tax treatment described in this product supplement.
The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity or earlier sale or exchange and whether all or part of the gain a holder may recognize upon sale, exchange or maturity of an instrument such as the securities should be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis. You should review carefully the section of this product supplement entitled “United States Federal Tax Considerations”, the section entitled “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.
Non-U.S. investors may be subject to withholding tax under Section 871(m) in respect of certain securities.
Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to securities that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable regulations.
The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of securities may be uncertain. Accordingly, even if we determine that certain securities are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those securities. Moreover, the application of Section 871(m) to a security may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should consult their tax advisors regarding the application of Section 871(m) in their particular circumstances.
We will not be required to pay any additional amounts in respect of amounts withheld in respect of U.S. federal income taxes.

Additional Risk Factors Relating to Securities Linked to An Index
Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
The policies of a sponsor or publisher of an Index (each, an “index sponsor”) concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the value of such Index and, therefore, may affect the value of the securities and any payments on the securities. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the securities.
We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included Any Index.
Actions by any company whose securities are included in any Index to which your securities are linked may have an adverse effect on the price of its security, the closing level of such Index on any calculation day and the value of the securities. Unless otherwise disclosed in any applicable pricing supplement, we will not be affiliated with any of the companies whose securities are included in any Index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.
We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.
We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about any Index and its index sponsor contained in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into any applicable Index and its index sponsor. No index sponsor will be involved in the offering of the securities made hereby in any way nor will have any obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.
Additional Risk Factors Relating to Securities Linked to A Fund
Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares of such Fund and, therefore, may affect the value of the securities and any payments on the securities. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of such fund underlying index and the closing price of the shares of the related Fund and, therefore, may affect the value of the securities and any payments on the securities. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the securities.
We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.
Actions by any company whose securities are included in a Fund or in its fund underlying index may have an adverse effect on the price of its security, the fund closing price of such Fund on any calculation day and the value of the securities. Unless otherwise disclosed in any applicable pricing supplement, we will not be affiliated with any of the companies whose security is represented in any Fund or its fund underlying index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.
We and our affiliates are not affiliated in any way with any fund sponsor or fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the applicable Fund or its fund underlying index. We have derived the information about any Fund, its fund underlying index and the related sponsors contained in the applicable pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into any applicable Fund, its fund underlying index and the sponsors. The sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.
An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.
The performance of the shares of a Fund may not exactly replicate the performance of the related fund underlying index because such Fund may not invest in all of the securities included in the related fund underlying index and because such Fund will reflect transaction costs and fees that are not included in the calculation of the related fund underlying index. A Fund may also hold securities or derivative financial instruments not included in the related fund underlying index. It is also possible that a Fund may not fully replicate the performance of its fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of the related fund underlying index, and the return on the securities based on the performance of a Fund will not be the same as the return on securities based on the performance of the related fund underlying index.
There Are Risks Associated With A Fund.
Although the shares of any Fund to which your securities are linked will be listed for trading on a United States securities exchange and a number of similar products have been traded on such securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.
In addition, a Fund will be subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. A Fund will also typically not be actively managed and may be affected by a general decline in market segments relating to its fund underlying index.  Further, a fund sponsor may invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and a fund sponsor will not attempt to take defensive positions in declining markets.
Further, under continuous listing standards adopted by the relevant securities exchange, a Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements.  In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the relevant fund underlying index sponsor modify the relevant fund underlying index, transitioning to a new fund underlying index or obtaining relief from the Securities and Exchange Commission (the “SEC”). There can be no assurance that a fund underlying index sponsor would modify the relevant fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted. If a Fund were delisted, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.
These risks may adversely affect the price of the shares of any applicable Fund and, consequently, the value of the securities.
Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.
An adjustment factor, as described herein, will be used to determine the fund closing prices of a Fund. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.
Additional Risk Factors Relating to Securities Linked to An Underlying Stock
The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.
Following certain corporate events relating to an Underlying Stock, such as a stock-for-stock merger where the applicable Underlying Stock Issuer is not the surviving entity, the shares of a successor corporation to such Underlying Stock Issuer will be substituted for such

Underlying Stock for all purposes of the securities. Following certain other corporate events relating to an Underlying Stock in which holders of such Underlying Stock would receive all of their consideration in cash and the surviving entity has no marketable securities outstanding or there is no surviving entity (including, but not limited to, a leveraged buyout or other going private transaction involving such Underlying Stock Issuer, or a liquidation of such Underlying Stock Issuer), the common stock of another company in the same industry group as such Underlying Stock Issuer will be substituted for such Underlying Stock for all purposes of the securities. Such substitution may also occur if an Underlying Stock consists of ADSs and such ADSs are delisted or the applicable ADS facility is terminated. In any such event, the equity-linked nature of the securities would be significantly altered. We describe the specific events that can lead to these adjustments and the procedures for selecting a replacement stock in the section entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events.” The occurrence of such events and the consequent adjustments may materially and adversely affect the value of the securities and any payments on the securities.
We Cannot Control Actions By An Underlying Stock Issuer.
Actions by an Underlying Stock Issuer may have an adverse effect on the price of such Underlying Stock, the stock closing price of such Underlying Stock on any calculation day and the value of the securities. We are not affiliated with any Underlying Stock Issuer. No Underlying Stock Issuer will be involved in the offering of the securities nor will any Underlying Stock Issuer have any obligations with respect to the securities, including any obligation to take our interests or your interests into consideration for any reason. No Underlying Stock Issuer will receive any of the proceeds of the offering of the securities nor will be responsible for, or will have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. No Underlying Stock Issuer will be involved with the administration, marketing or trading of the securities nor will have any obligations with respect to any amounts payable on the securities.
We And Our Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
We and our affiliates are not affiliated in any way with any Underlying Stock Issuer. This product supplement and any applicable pricing supplement relates only to the securities and does not relate to any Underlying Stock. The information provided in any applicable pricing supplement concerning an Underlying Stock Issuer will be derived from publicly available documents without independent verification. Neither we nor the agent has participated in the preparation of any of those documents or made any “due diligence” investigation or any inquiry of the Underlying Stock Issuers. Furthermore, neither we nor the agent knows whether any Underlying Stock Issuer has disclosed all events occurring before the date of the applicable pricing supplement—including events that could affect the accuracy or completeness of the publicly available documents referred to above. Subsequent disclosure of any event of this kind or the disclosure of or failure to disclose material future events concerning an Underlying Stock Issuer could affect the value of the securities and any payments on the securities. You, as an investor in the securities, should make your own investigation into any applicable Underlying Stock Issuer.
In addition, there can be no assurance that an Underlying Stock Issuer will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will distribute any reports, proxy statements, and other information required thereby to its shareholders.  In the event that an Underlying Stock Issuer ceases to be subject to such reporting requirements and the securities continue to be outstanding, pricing information for the securities may be more difficult to obtain and the value and liquidity of the securities may be adversely affected.  Neither we nor any agent is responsible for the public disclosure of information by any Underlying Stock Issuer, whether contained in filings with the SEC or otherwise.
You Have Limited Anti-dilution Protection.
The calculation agent will, in its sole discretion, adjust the adjustment factor of an Underlying Stock for certain events affecting such Underlying Stock, such as stock splits and stock dividends, and certain other corporate actions involving the applicable Underlying Stock Issuer, such as mergers. However, the calculation agent is not required to make an adjustment for every corporate event that can affect an Underlying Stock. For example, the calculation agent is not required to make any adjustments to the adjustment factor of an Underlying Stock if the applicable Underlying Stock Issuer or anyone else makes a partial tender or partial exchange offer for such Underlying Stock. Consequently, this could affect the value of the securities and any payments on the securities. See “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Adjustment Events” for a description of the general circumstances in which the calculation agent will make adjustments to the adjustment factor of an Underlying Stock.

GENERAL TERMS OF THE SECURITIES
Royal Bank of Canada will issue the securities as part of a series of senior unsecured debt securities entitled “Senior Global Medium-Term Notes, Series J,” which is more fully described in the accompanying prospectus supplement. Information included in this product supplement supersedes information in the accompanying prospectus supplement and prospectus to the extent that it is different from that information.
The specific terms of the securities will be described in the applicable pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement, the terms described in the applicable pricing supplement shall control. Defined terms used in this product supplement and not otherwise defined herein shall have the meanings ascribed to them in the accompanying prospectus supplement.
Certain Terms for Securities Linked to an Index
Certain Definitions
A “multiple exchange index” means the EURO STOXX 50® Index, the MSCI ACWI Index®, the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM, and any other equity index designated as a multiple exchange index in the applicable pricing supplement.
A “trading day” with respect to an Index (other than a multiple exchange index) means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.
A “trading day” with respect to a multiple exchange index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to publish the level of such Index and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.
The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.
The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.
The “closing level” with respect to an Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index” and “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day.”
Market Disruption Events
A “market disruption event” with respect to an Index (other than a multiple exchange index) means any of the following events as determined by the calculation agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)
The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)
The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an Index (other than a multiple exchange index):
(1)
the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;

(2)
the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)
the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)
an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to a multiple exchange index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:
(A)
Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:

•
a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;

•
any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

•
the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.

(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:
•
a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;

•
any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or

•
the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.

(C)
The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity index and no successor equity index being available).

(D)	Any related futures or options exchange fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred with respect to a multiple exchange index:
(1)
the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such Index or any successor equity index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;

(2)
the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(3)
an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

Adjustments to an Index
If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).
Discontinuance of an Index
If an index sponsor discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Royal Bank of Canada, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity for purposes of calculating the closing level of such Index on any date of determination.  Upon any selection by the calculation agent of a successor equity index, we or one of our affiliates will cause notice to be given to holders of the securities.
In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.
If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth below under “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” shall apply in lieu of the foregoing.
Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.
Certain Terms for Securities Linked to a Fund
Certain Definitions
A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions.
The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent.
The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.
The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act, on which such Fund (or any such other security) is listed or admitted to trading.
The “fund closing price” with respect to a Fund on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.
Market Disruption Events
A “market disruption event” with respect to a Fund means any of the following events as determined by the calculation agent in its sole discretion:
(A)
The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.

(B)
The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)
The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)
The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.
For purposes of determining whether a market disruption event has occurred with respect to a Fund:
(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and
(2)
the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation
Anti-dilution Adjustments
The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.
The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend.  Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the securities.  All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.
For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%.  The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.
(A)	Stock Splits and Reverse Stock Splits
If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.
(B)	Stock Dividends
If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the additional number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends
If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).
For purposes of determining whether an extraordinary dividend has occurred:
(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and
(2)
“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.
(D)	Other Distributions
If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances.  If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.
(E)	Reorganization Events
If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).
Liquidation Events
If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Royal Bank of Canada, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.
If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event. Notwithstanding the foregoing, in the case of a Fund that does not track an index of equity securities, if such Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines (i) that no successor fund is available at such time and (ii) that it is not practicable to replicate such Fund, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date in good faith and in a commercially reasonable manner.
If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund.  Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the securities.
If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.
Alternate Calculation
If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and determine the maturity payment amount and any other terms of the securities with reference to such adjusted closing price of such Fund or such successor fund, as applicable.
Certain Terms for Securities Linked to an Underlying Stock
Certain Definitions
A “trading day” with respect to an Underlying Stock means a day, as determined by the calculation agent, on which trading is generally conducted on the principal trading market for such Underlying Stock (as determined by the calculation agent, in its sole discretion), the Chicago Mercantile Exchange and the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States.
The “closing price” for one share of an Underlying Stock (or one unit of any other security for which a closing price must be determined) on any trading day means:
•
if such Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the official closing price on such day published by the principal United States securities exchange registered under the Exchange Act on which such Underlying Stock (or any such other security) is listed or admitted to trading; or

•
if such Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day.

If such Underlying Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the official closing price is not available pursuant to the preceding sentence, then the closing price for one share of such Underlying Stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the OTC Bulletin Board Service on such day.
If the official closing price or the last reported sale price, as applicable, for such Underlying Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price per share for any trading day will be the mean, as determined by the calculation agent, of the bid price for such Underlying Stock (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of RBCCM, Wells Fargo Securities, LLC or any of their respective affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term “OTC Bulletin Board Service” will include any successor service thereto or, if the OTC Bulletin Board Service is discontinued and there is no successor service thereto, the OTC Reporting Facility operated by FINRA.
The “stock closing price” with respect to an Underlying Stock on a trading day, means the product of the closing price of such Underlying Stock and the adjustment factor for such Underlying Stock, each on such trading day.
The “adjustment factor” for an Underlying Stock is initially 1.0.  The adjustment factor for an Underlying Stock will remain constant for the term of the securities, subject to adjustment for certain corporate events relating to the applicable Underlying Stock Issuer as described in the section entitled “—Adjustment Events” below.
Market Disruption Events
A “market disruption event” means, with respect to an Underlying Stock, the occurrence or existence of any of the following events:
•
a suspension, absence or material limitation of trading in such Underlying Stock on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•
a suspension, absence or material limitation of trading in option or futures contracts relating to such Underlying Stock, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

•
such Underlying Stock does not trade on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or what was the primary market for such Underlying Stock, as determined by the calculation agent in its sole discretion; or

•
any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the securities that we or our affiliates have effected or may effect.

The following events will not be a market disruption event with respect to an Underlying Stock:
•
a limitation on the hours or number of days of trading in such Underlying Stock in its primary market, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

•	a decision to permanently discontinue trading in the option or futures contracts relating to such Underlying Stock.
For this purpose, a “suspension, absence or material limitation of trading” in the applicable market will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a “suspension, absence or material limitation of trading” in the applicable market for such Underlying Stock or option or futures contracts relating to such Underlying Stock, as applicable, by reason of any of:
•	a price change exceeding limits set by that market;
•	an imbalance of orders relating to such Underlying Stock or those contracts; or
•	a disparity in bid and asked quotes relating to such Underlying Stock or those contracts will constitute a “suspension, absence or material limitation of trading” in such Underlying Stock or those contracts, as the case may be, in the applicable market.
Adjustment Events
The adjustment factor for an Underlying Stock is initially 1.0. However, the adjustment factor for an Underlying Stock is subject to adjustment by the calculation agent as a result of the dilution and reorganization events described in this section. The adjustments described below do not cover all events that could affect the Underlying Stocks and, consequently, the value of your securities, such as a tender or exchange offer by the applicable Underlying Stock Issuer for such Underlying Stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such Underlying Stock. We describe the risks relating to dilution above under “Risk Factors—Additional Risk Factors Relating to Securities Linked to An Underlying Stock—You Have Limited Anti-dilution Protection.”
How adjustments will be made
If one of the events described below occurs with respect to an Underlying Stock and the calculation agent determines that the event has a dilutive or concentrative effect on the market price of such Underlying Stock, the calculation agent will calculate a corresponding adjustment to the adjustment factor for such Underlying Stock as the calculation agent deems appropriate to account for that dilutive or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the adjustment factor for such Underlying Stock will be adjusted by the calculation agent by multiplying the existing adjustment factor by a fraction whose numerator is the number of shares of such Underlying Stock outstanding immediately after the stock split and whose denominator is the number of shares of such Underlying Stock outstanding immediately prior to the stock split. Consequently, the adjustment factor for such Underlying Stock will be adjusted to double the prior adjustment factor, due to the corresponding decrease in the market price of such Underlying Stock.  Adjustments to the adjustment factor for an Underlying Stock will be made for events with an effective date or ex-dividend date, as applicable, from but excluding the pricing date to and including the applicable calculation day for such Underlying Stock (the “adjustment period”).
The calculation agent will also determine the effective date of that adjustment, and the replacement of an Underlying Stock, if applicable, in the event of a consolidation or merger or certain other events in respect of the applicable Underlying Stock Issuer. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee and the paying agent, stating the adjustment to the adjustment factor of such Underlying Stock. The calculation agent will not be required to make any adjustments to the adjustment factor for purposes of calculating the stock closing price for a calculation day after the close of business on such calculation day; provided that any such adjustments to the adjustment factor will be taken into account for purposes of determining the stock closing price for any subsequent calculation day. In no event, however, will an anti-dilution adjustment to the adjustment factor of an Underlying Stock during the term of the securities be deemed to change the face amount per security.
If more than one event requiring adjustment occurs with respect to an Underlying Stock, the calculation agent will make an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, having made an adjustment for the first event, the calculation agent will adjust the adjustment factor for such Underlying Stock for the second event, applying the required adjustment to the adjustment factor for such Underlying Stock as already adjusted for the first event, and so on for any subsequent events.
For any dilution event described below, other than a consolidation or merger, the calculation agent will not have to adjust the adjustment factor for an Underlying Stock unless the adjustment would result in a change to the adjustment factor of such Underlying Stock then in effect of at least 0.10%. The adjustment factor of such Underlying Stock resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.
If an event requiring an anti-dilution adjustment occurs with respect to an Underlying Stock, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in your economic position relative to your securities that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.
The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred with respect to an Underlying Stock, as to the nature of the adjustment required for such Underlying Stock and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of these determinations by the calculation agent. The calculation agent will provide information about the adjustments that it makes upon your written request.
If any of the adjustments specified below is required to be made with respect to an amount or value of any cash or other property that is distributed by an Underlying Stock Issuer organized outside the United States, such amount or value will be converted to U.S. dollars, as applicable, and will be reduced by any applicable foreign withholding taxes that would apply to such distribution if such distribution were paid to a U.S. person that is eligible for the benefits of an applicable income tax treaty, if any, between the United States and the jurisdiction of organization of such Underlying Stock Issuer, as determined by the calculation agent, in its sole discretion.
No adjustments will be made for certain other events, such as offerings of common stock by an Underlying Stock Issuer for cash or in connection with the occurrence of a partial tender or exchange offer for an Underlying Stock by the Underlying Stock Issuer of such Underlying Stock or any other person.
Stock Splits and Reverse Stock Splits
A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split.
A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split.
If an Underlying Stock is subject to a stock split or a reverse stock split, then once the split has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock to equal the product of the prior adjustment factor of such Underlying Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Underlying Stock.
Stock Dividends
In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend.
If an Underlying Stock is subject to a stock dividend payable in shares of such Underlying Stock that is given ratably to all holders of shares of such Underlying Stock, then once the dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the sum of the prior adjustment factor for such Underlying Stock and the product of:
•	the number of shares issued with respect to one share of such Underlying Stock, and
•	the prior adjustment factor for such Underlying Stock.
The “ex-dividend date” for any dividend or other distribution is the first day on and after which such Underlying Stock trades without the right to receive that dividend or distribution.

No Adjustments for Other Dividends and Distributions
Unless otherwise specified in the applicable pricing supplement, the adjustment factor for an Underlying Stock will not be adjusted to reflect dividends, including cash dividends, or other distributions paid with respect to such Underlying Stock, other than:
•	stock dividends described above,
•	issuances of transferable rights and warrants as described in “ —Transferable Rights and Warrants” below,
•	distributions that are spin-off events described in “ —Reorganization Events” below, and
•	extraordinary dividends described below.
An “extraordinary dividend” means each of (a) the full amount per share of an Underlying Stock of any cash dividend or special dividend or distribution that is identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution, (b) the excess of any cash dividend or other cash distribution (that is not otherwise identified by the applicable Underlying Stock Issuer as an extraordinary or special dividend or distribution) distributed per share of such Underlying Stock over the immediately preceding cash dividend or other cash distribution, if any, per share of such Underlying Stock that did not include an extraordinary or special dividend (as adjusted for any subsequent corporate event requiring an adjustment as described in this section, such as a stock split or reverse stock split) if such excess portion of the dividend or distribution is more than 5.00% of the closing price of such Underlying Stock on the trading day preceding the ex-dividend date for the payment of such cash dividend or other cash distribution (such closing price, the “extraordinary dividend base closing price”) and (c) the full cash value of any non-cash dividend or distribution per share of such Underlying Stock (excluding marketable securities, as defined below).
If an Underlying Stock is subject to an extraordinary dividend, then once the extraordinary dividend has become effective the calculation agent will adjust the adjustment factor for such Underlying Stock on the ex-dividend date to equal the product of:
•	the prior adjustment factor for such Underlying Stock, and
•
a fraction, the numerator of which is the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date and the denominator of which is the amount by which the extraordinary dividend base closing price of such Underlying Stock on the trading day preceding the ex-dividend date exceeds the extraordinary dividend.

Notwithstanding anything herein, the initiation by an Underlying Stock Issuer of an ordinary dividend on such Underlying Stock or any announced increase in the ordinary dividend on such Underlying Stock will not constitute an extraordinary dividend requiring an adjustment.
To the extent an extraordinary dividend is not paid in cash or is paid in a currency other than U.S. dollars, the value of the non-cash component or non-U.S. currency will be determined by the calculation agent, in its sole discretion. A distribution on an Underlying Stock that is a dividend payable in shares of such Underlying Stock, an issuance of rights or warrants or a spin-off event and also an extraordinary dividend will result in an adjustment to the number of shares of such Underlying Stock only as described in “—Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and not as described here.
Transferable Rights and Warrants
If an Underlying Stock Issuer issues transferable rights or warrants to all holders of such Underlying Stock to subscribe for or purchase such Underlying Stock at an exercise price per share that is less than the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance, then the adjustment factor for such Underlying Stock will be adjusted to equal the product of:
•	the prior adjustment factor for such Underlying Stock, and
•
a fraction, (1) the numerator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the denominator of which will be the number of shares of such Underlying Stock outstanding at the close of trading on the trading day before the ex-dividend date (as adjusted for any subsequent event requiring an adjustment hereunder) plus the number of additional shares of such Underlying Stock (referred to herein as the “additional shares”) that the aggregate offering price of the total number of shares of such Underlying Stock so offered for subscription or purchase pursuant to the rights or warrants would purchase at the closing price on the trading day before the ex-dividend date for the issuance.

The number of additional shares will be equal to:
•
the product of (1) the total number of shares of such Underlying Stock offered for subscription or purchase pursuant to the rights or warrants and (2) the exercise price of the rights or warrants, divided by

•	the closing price of such Underlying Stock on the trading day before the ex-dividend date for the issuance.
If the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants differs from the number of shares of such Underlying Stock offered in respect of the rights or warrants, then the adjustment factor for such Underlying Stock will promptly be readjusted to the adjustment factor for such Underlying Stock that would have been in effect had the adjustment been made on the basis of the number of shares of such Underlying Stock actually delivered in respect of the rights or warrants.
Reorganization Events
Each of the following is a reorganization event with respect to an Underlying Stock:
•	such Underlying Stock is reclassified or changed (other than in a stock split or reverse stock split),
•
the applicable Underlying Stock Issuer has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding shares of such Underlying Stock are exchanged for or converted into other property,

•	a statutory share exchange involving outstanding shares of such Underlying Stock and the securities of another entity occurs, other than as part of an event described above,
•	the applicable Underlying Stock Issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity,
•
the applicable Underlying Stock Issuer effects a spin-off, other than as part of an event described above (in a spin-off, a corporation issues to all holders of its common stock equity securities of another issuer), or

•
the applicable Underlying Stock Issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or another entity completes a tender or exchange offer for all the outstanding shares of such Underlying Stock.

Adjustments for Reorganization Events
If a reorganization event occurs with respect to an Underlying Stock, then the calculation agent will adjust the adjustment factor for such Underlying Stock to reflect the amount and type of property or properties—whether cash, securities, other property or a combination thereof—that a holder of one share of such Underlying Stock would have been entitled to receive in relation to the reorganization event. We refer to this new property as the “reorganization property.”
Reorganization property can be classified into two categories:
•
an equity security listed on a national securities exchange, which we refer to generally as a “marketable security” and, in connection with a particular reorganization event, “new stock,” which may include any tracking stock, any stock received in a spin-off (“spin-off stock”) or any marketable security received in exchange for the applicable Underlying Stock; and

•
cash and any other property, assets or securities other than marketable securities (including equity securities that are not listed, that are traded over the counter or that are listed on a non-U.S. securities exchange), which we refer to as “non-stock reorganization property.”

For the purpose of making an adjustment required by a reorganization event, the calculation agent, in its sole discretion, will determine the value of each type of the reorganization property. For purposes of valuing any new stock, the calculation agent will use the closing price of the security on the relevant trading day. The calculation agent will value non-stock reorganization property in any manner it determines, in its sole discretion, to be appropriate.  In connection with a reorganization event in which reorganization property includes new stock, for the purpose of determining the adjustment factor for any new stock as described below, the term “new stock reorganization ratio” means the product of (i) the number of shares of the new stock received with respect to one share of such Underlying Stock and (ii) the adjustment factor for the applicable Underlying Stock on the trading day immediately prior to the effective date of the reorganization event.
If a holder of shares of the applicable Underlying Stock may elect to receive different types or combinations of types of reorganization property in the reorganization event, the reorganization property will consist of the types and amounts of each type distributed to a holder of shares of such Underlying Stock that makes no election, as determined by the calculation agent in its sole discretion.

If any reorganization event occurs with respect to an Underlying Stock, then on and after the effective date for such reorganization event (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) the term “Underlying Stock” in this product supplement will be deemed to mean the following with respect to such Underlying Stock, and for each share of such Underlying Stock, new stock and/or replacement stock so deemed to constitute such Underlying Stock, the adjustment factor for such Underlying Stock will be equal to the applicable number indicated:
(a)	if such Underlying Stock continues to be outstanding:
(1)
that Underlying Stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of the reorganization event; and

(2)	if the reorganization property includes new stock, a number of shares of new stock equal to the new stock reorganization ratio;
provided that, if any non-stock reorganization property is received in the reorganization event, the results of (a)(1) and (a)(2) above will each be multiplied by the “gross-up multiplier,” which will be equal to a fraction, the numerator of which is the closing price of the original Underlying Stock on the trading day immediately prior to the effective date of the reorganization event and the denominator of which is the amount by which such closing price of the original Underlying Stock exceeds the value of the non-stock reorganization property received per share of such Underlying Stock as determined by the calculation agent as of the close of trading on such trading day; or
(b)	if such Underlying Stock is surrendered for reorganization property:
(1)
that includes new stock, a number of shares of new stock equal to the new stock reorganization ratio; provided that, if any non-stock reorganization property is received in the reorganization event, such number will be multiplied by the gross-up multiplier; or

(2)	that consists exclusively of non-stock reorganization property:
(i)
if the surviving entity has marketable securities outstanding following the reorganization event and either (A) such marketable securities were in existence prior to such reorganization event or (B) such marketable securities were exchanged for previously outstanding marketable securities of the surviving entity or its predecessor (“predecessor stock”) in connection with such reorganization event (in either case of (A) or (B), the “successor stock”), a number of shares of the successor stock determined by the calculation agent on the trading day immediately prior to the effective date of such reorganization event equal to the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event multiplied by a fraction, the numerator of which is the value of the non-stock reorganization property per share of such Underlying Stock on such trading day and the denominator of which is the closing price of the successor stock on such trading day (or, in the case of predecessor stock, the closing price of the predecessor stock multiplied by the number of shares of the successor stock received with respect to one share of the predecessor stock); or

(ii)
if the surviving entity does not have marketable securities outstanding, or if there is no surviving entity (in each case, a “replacement stock event”), a number of shares of replacement stock (selected as defined below) with an aggregate value on the effective date of such reorganization event equal to the value of the non-stock reorganization property multiplied by the adjustment factor for such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.

If a reorganization event occurs with respect to the shares of an Underlying Stock and the calculation agent adjusts the adjustment factor of such Underlying Stock to reflect the reorganization property in the event as described above, the calculation agent will make further anti-dilution adjustments for any later events that affect the reorganization property, or any component of the reorganization property, comprising the new adjustment factor of such Underlying Stock. The calculation agent will do so to the same extent that it would make adjustments if the shares of such Underlying Stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the number of shares of such Underlying Stock, the required adjustment will be made with respect to that component as if it alone were the number of shares of such Underlying Stock.
For purposes of adjustments for reorganization events, in the case of a consummated tender or exchange offer or going-private transaction involving reorganization property of a particular type, reorganization property will be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such reorganization property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to reorganization property in which an offeree may elect to receive cash or other property, reorganization property will be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Replacement Stock Events
Following the occurrence of a replacement stock event described in paragraph (b)(2)(ii) above or in “—Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility” below with respect to an Underlying Stock, the stock closing price of the applicable underlying stock on any calculation day on or after the effective date of the replacement stock event will be determined by reference to a replacement stock and an adjustment factor (subject to any further anti-dilution adjustments) for such replacement stock as determined in accordance with the following paragraphs.
The “replacement stock” will be the stock having the closest “option period volatility” to the applicable original Underlying Stock among the stocks that then comprise the replacement stock selection index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same GICS Code (as defined below) as the applicable original Underlying Stock Issuer; provided, however, that a replacement stock will not include (i) any stock that is subject to a trading restriction under the trading restriction policies of Royal Bank of Canada, the hedging counterparties of Royal Bank of Canada or any of their affiliates that would materially limit the ability of Royal Bank of Canada, the hedging counterparties of Royal Bank of Canada or any of their affiliates to hedge the securities with respect to such stock or (ii) any stock for which the aggregate number of shares to be referenced by the securities (equal to the product of (a) (i) the aggregate principal amount outstanding divided by (ii) the starting value of the applicable Underlying Stock and (b) the adjustment factor that would be in effect immediately after selection of such stock as the replacement stock) exceeds 25% of the ADTV (as defined in Rule 100(b) of Regulation M under the Exchange Act) for such stock as of the effective date of the replacement stock event (an “excess ADTV stock”).
If a replacement stock is selected in connection with a reorganization event for an original Underlying Stock, the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the effective date of such reorganization event, equal to the product of (a) the value of the non-stock reorganization property received per share of such original Underlying Stock and (b) the adjustment factor of such Underlying Stock in effect on the trading day immediately prior to the effective date of such reorganization event.  If a replacement stock is selected in connection with an ADS termination event (as defined below), the adjustment factor with respect to such replacement stock will be equal to the number of shares of such replacement stock with an aggregate value, based on the closing price on the change date (as defined below), equal to the product of (x) the closing price of the original Underlying Stock on the change date and (y) the adjustment factor in effect on the trading day immediately prior to the change date.
The “option period volatility” means, in respect of any trading day, the volatility (calculated by referring to the closing price of the applicable Underlying Stock on its primary exchange) for a period equal to the 125 trading days immediately preceding the announcement date of the reorganization event, as determined by the calculation agent.
“GICS Code” means the Global Industry Classification Standard (“GICS”) sub-industry code assigned to the applicable Underlying Stock Issuer; provided, however, if (i) there is no other stock in the replacement stock selection index in the same GICS sub-industry or (ii) a replacement stock (a) for which there is no trading restriction and (b) that is not an excess ADTV stock cannot be identified from the replacement stock selection index in the same GICS sub-industry, the GICS Code will mean the GICS industry code assigned to such original Underlying Stock Issuer.  If no GICS Code has been assigned to such original Underlying Stock Issuer, the applicable GICS Code will be determined by the calculation agent to be the GICS sub-industry code assigned to companies in the same sub-industry (or, subject to the proviso in the preceding sentence, industry, as applicable) as such original Underlying Stock Issuer at the time of the relevant replacement stock event.
The “replacement stock selection index” means the S&P 500® Index.
Delisting of American Depositary Shares or Termination of American Depositary Receipt Facility.  If an Underlying Stock is an American Depositary Share and such Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by FINRA, or if the American depositary receipt facility between the applicable Underlying Stock Issuer and the depositary is terminated for any reason (each, an “ADS termination event”), then, on the last trading day on which the applicable Underlying Stock is listed or admitted to trading or the last trading day immediately prior to the date of such termination, as applicable (the “change date”), a replacement stock event shall be deemed to occur.
Consequences of a Market Disruption Event; Postponement of a Calculation Day
As used in this section, the “final disrupted calculation day” means, with respect to a calculation day, (i) for an Index or a Fund, the eighth trading day for that Index or Fund after such originally scheduled calculation day or (ii) for an Underlying Stock, the eighth scheduled trading day for that Underlying Stock after such originally scheduled calculation day.
Securities Linked to a Single Market Measure
If any calculation day is not a trading day with respect to the Market Measure, such calculation day will be postponed to the next succeeding day that is a trading day with respect to the Market Measure.
If a market disruption event occurs or is continuing with respect to the Market Measure on any calculation day, then such calculation day will be postponed to the first succeeding trading day for the Market Measure on which a market disruption event for the Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for the Market Measure, that final disrupted calculation day shall be deemed to be the calculation day. If a calculation day has been postponed to the final disrupted calculation day and a market disruption event occurs or is continuing with respect to the Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of the Market Measure on such final disrupted calculation day:
(i)
in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and
(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.
As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.
Securities Linked to Multiple Market Measures
If any calculation day is not a trading day with respect to any Market Measure, such calculation day for each Market Measure will be postponed to the next succeeding day that is a trading day with respect to each Market Measure.
If a market disruption event occurs or is continuing with respect to any Market Measure on any calculation day, then such calculation day for such Market Measure will be postponed to the first succeeding trading day for such Market Measure on which a market disruption event for such Market Measure has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the final disrupted calculation day for such Market Measure, that final disrupted calculation day shall be deemed to be the calculation day for such Market Measure. If a calculation day for a Market Measure has been postponed to the final disrupted calculation day for that Market Measure and a market disruption event occurs or is continuing with respect to such Market Measure on such final disrupted calculation day, the calculation agent will determine the closing value of such Market Measure on such final disrupted calculation day:
(i)
in the case of an Index, in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if trading in such security has been materially suspended or materially limited, its good faith estimate of the value of such security at (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index;

(ii)	in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date; and
(iii)	in the case of an Underlying Stock, by using its good faith estimate of the closing price that would have prevailed for such Underlying Stock on such day.
As used in (i) above, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (a) with respect to an Index that is not a multiple exchange index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (b) with respect to a multiple exchange index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor.
Notwithstanding the postponement of a calculation day for a Market Measure due to a market disruption event with respect to such Market Measure on such calculation day, the originally scheduled calculation day will remain the calculation day for any Market Measure not affected by a market disruption event on such day.
Payment Dates
The applicable pricing supplement will specify the stated maturity date as well as any other date on which amounts will or may be payable on the securities (each referred to in this section as a “payment date”).

If any scheduled payment date is not a business day, the payment (if any) required to be made on the securities on such payment date will be made on the next succeeding business day. If a calculation day with respect to any payment date preceding the stated maturity date is postponed, the relevant payment date will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled payment date. If the final calculation day is postponed, the stated maturity date will be the later of (i) the originally scheduled stated maturity date and (ii) three business days after the final calculation day as postponed. If the securities are linked to more than one Market Measure and a calculation day is postponed, the related payment date will be postponed as described in this paragraph after the last such calculation day as postponed.
If any payment date is postponed due to a non-business day, a market disruption event on the related calculation day or otherwise, the payment, if any, due on that payment date will be made on that payment date as so postponed with the same force and effect as if it had been made on the originally scheduled payment date, that is, with no additional amount accruing or payable as a result of the postponement.
Additional Amounts
We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.
However, no Additional Amounts will be payable with respect to a payment made to a holder of a security or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of a beneficial owner or Payment Recipient:
(i)     with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;
(ii)   who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of the securities or the receipt of payments thereunder;
(iii)   who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares); or who is a “specified entity” as defined in proposals to amend the Income Tax Act (Canada) released on April 29, 2022 with respect to “hybrid mismatch arrangements” with respect to Royal Bank of Canada or substantially analogous provisions of any finally enacted amendment to the Income Tax Act (Canada);
(iv)   who presents such security for payment (where presentation is required, such as if a security is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any security means:
(a)    the due date for payment thereof (whether at maturity or upon an earlier acceleration), or
(b)    if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the Indenture;
(v)    who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements necessary to establish qualification for an exemption from withholding or deduction or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or
(vi)   who is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.
For purposes of clause (iv) above, if a security is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities.
We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any Canadian taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities and (y) any Canadian taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.
For additional information, see the section entitled “Supplemental Discussion of Canadian Tax Consequences.”
Calculations and Calculation Agent
RBC Capital Markets, LLC, our wholly owned subsidiary, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties.  Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.
The calculation agent will determine any amounts payable on the securities. In addition, the calculation agent will, among other things:
•	determine whether a market disruption event has occurred;
•	determine the closing value of a Market Measure under certain circumstances;
•	determine if adjustments are required to the closing value of a Market Measure under various circumstances;
•	if publication of an Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing level of such Index;
•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund; and
•	select a replacement stock for an Underlying Stock under certain circumstances.
All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.
Events of Default and Acceleration
If an event of default with respect to an issue of securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by such securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided in the applicable pricing supplement. If the applicable pricing supplement specifies that the securities will pay a coupon, then the amount described in the immediately preceding sentence will also include a portion of a final coupon payment, if any. The maturity payment amount and any final coupon payment will be calculated as though the date of acceleration were the calculation day (or the final calculation day, if there is more than one calculation day).  The final coupon payment, if any, will be prorated from and including the immediately preceding coupon payment date to, but excluding, the date of acceleration.

BENEFIT PLAN INVESTOR CONSIDERATIONS
A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, should review the section of the prospectus, "Benefit Plan Investor Considerations" prior to making an investment decision with respect to the securities.
USE OF PROCEEDS AND HEDGING
The net proceeds from the sale of the securities will be used as described under “Use of Proceeds” in the accompanying prospectus supplement and prospectus and to hedge market risks of Royal Bank of Canada associated with its obligation to make the applicable payments due on the securities.
The original offering price of the securities will include the underwriting discount and commission, as well as hedging and other costs associated with the securities.  Our hedging costs will include the projected profit that we or our hedge counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. We expect to hedge our obligations under the securities through an affiliate of Wells Fargo Securities, LLC and/or one or more of RBCCM or our other affiliates.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our counterparties’ control, this hedging may result in a profit that is more or less than expected, or could result in a loss.
We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No holder of the securities will have any rights or interest in our hedging activity or any positions we or any counterparty(ies) may take in connection with our hedging activity.
The hedging activity discussed above and other trading activities that we, Wells Fargo Securities, LLC and our respective affiliates may engage in may adversely affect the value of the Market Measure(s), the market value of the securities from time to time and the payments on the securities, if any.  See “Risk Factors — Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

CANADIAN FEDERAL INCOME TAX CONSEQUENCES
An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.
The Canadian tax disclosure in the prospectus is based on the assumption that a security is not at the time of acquisition and during any relevant period “taxable Canadian property” (as defined in the Income Tax Act (Canada)) of a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus).
A Non-resident Holder should contact its tax advisors to determine whether shares of an Underlying Equity acquired pursuant to the terms of a security, may be taxable Canadian property to the Non-resident Holder, and the Canadian tax consequences and obligations resulting therefrom.
UNITED STATES FEDERAL TAX CONSIDERATIONS
The following, together with the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement, is a general description of the material U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the securities and receiving payments under the securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.
The following section supplements and, to the extent applicable, supersedes the discussion of U.S. federal income taxation in the accompanying prospectus under “Tax Consequences – United States Taxation” and prospectus supplement under “Certain Income Tax Consequences – United States Taxation” with respect to U.S. holders (as defined in the accompanying prospectus). It applies only to those initial holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus. It does not apply to holders subject to special rules including holders subject to Section 451(b) of the Code. You should consult with your own tax advisor concerning the consequences of investing in and holding the securities.
NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN. BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.
We will not attempt to ascertain whether any Underlying Stock Issuer, Fund or issuer of shares underlying an Index (each, an “Underlying Issuer”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a non-U.S. holder (as defined below), and in the case of a PFIC if you are a U.S. holder, upon a sale, exchange or other disposition of the securities. If a U.S. holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax advisor regarding the possible consequences to you if any Underlying Issuer is or becomes a USRPHC or PFIC.
This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare tax on net investment income. You should consult your tax advisor about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the securities) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.
This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable pricing supplement, which you should read before making a decision to invest in the relevant securities.
Tax Treatment of the Securities
There are no statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities described in this product supplement, and the consequences of ownership and disposition of the securities are subject to substantial uncertainty.

We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.
Alternative tax treatments of the securities are also possible and the IRS might assert that a treatment other than that described below is more appropriate.  For example, it would also be possible to treat the securities, and the IRS might assert that the securities should be treated, as a single debt instrument.  Pursuant to such characterization, if the securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the securities are so treated, a holder would generally be required to accrue interest currently over the term of the securities even though that holder will not receive any payments from us prior to maturity. If the securities have a term that does not exceed one year, the IRS might assert that your securities should be treated as a single debt instrument as described in “Tax Consequences—United States Taxation” in the accompanying prospectus. Pursuant to such characterization, the securities would generally be subject to the rules concerning short-term debt instruments as described under the heading “Tax Consequences—United States Taxation—Original Issue Discount—Short-Term Debt Securities” in the accompanying prospectus. In addition, any gain a holder might recognize upon the sale, exchange or maturity of the securities would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.
To the extent that a Market Measure periodically rebalances, it is possible that the securities could be treated as a series of securities, each of which matures on the next rebalancing date. If the securities were properly characterized in such a manner, a United States holder would be treated as disposing of the securities on each rebalancing date in return for new securities that mature on the next rebalancing date, and a holder could accordingly recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s basis in the securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the securities on such date.
Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above. For example, the Internal Revenue Service could assert that any gain or loss that a holder may recognize upon the sale, maturity or other disposition of the securities should be treated as ordinary gain or loss.
For non-U.S. holders, an alternate treatment of a security could cause payments on the security to be subject to U.S. federal withholding tax as well as different information reporting requirements.
The IRS has released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the U.S. Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance will ultimately be issued, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the U.S. Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the constructive ownership rules of Section 1260 of the Code, as discussed above, might be applied to such instruments. Further, future legislation, including legislation based on bills previously introduced in Congress, may tax all derivative instruments on a mark-to-market basis, requiring holders of such derivative instruments to take into account annually gains and losses on such instruments. The adoption of such legislation or similar proposals may significantly impact the tax consequences from an investment in the securities, including the timing and character of income and gain on the securities. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Moreover, if there is a change to the securities that results in the securities being treated as reissued for U.S. federal income tax purposes, as discussed below in "Possible Taxable Event," the treatment of the securities after such an event could differ from their prior treatment.
Except where stated otherwise, the following discussions of specific types of securities generally assume that the stated treatment of each type of security is respected and that no deemed retirement and reissuance of the securities has occurred. You should consult your tax advisor regarding the risk that an alternative U.S. federal income tax treatment applies to the securities.
Tax Consequences to U.S. Holders
This section applies only to U.S. holders. You are a “U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:
•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
Securities Treated as Prepaid Derivative Contracts that are Open Transactions

The following discussion applies to securities treated as prepaid derivative contracts that are “open transactions” for U.S. federal income tax purposes.
If the securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange or maturity of the securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the securities.  In general, your tax basis in the securities will be equal to the price you paid for the securities.  Subject to the discussions below under “—Possible Higher Tax on Securities Linked to ‘Collectibles’” and “—Possible Application of Section 1260 of the Code,” this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.
It is possible that the Internal Revenue Service could assert that your holding period in respect of the securities should end on the date on which the amount you are entitled to receive upon the call or maturity of the securities is determined, even though you will not receive any amounts from the issuer in respect of the securities prior to the call or maturity of the securities.  In such case, the timing and character of income you recognize in respect of the securities may be affected.
Possible Application of Section 1260 of the Code
If a security is linked to a Market Measure consisting of an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC, depending upon the specific terms of the securities it is possible that an investment in a security will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If Section 1260 of the Code applies, all or a portion of any long-term capital gain you would recognize in respect of the securities could be recharacterized as ordinary income "Excess Gain". In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusions for you in taxable years prior to the taxable year of the call, sale, exchange or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of call, sale, exchange or maturity). In the case of securities with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your securities, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the securities will equal the excess of (i) any long-term capital gain recognized by you in respect of the securities, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) you would have had if you had acquired the Market Measure at fair market value on the original issue date of the securities for an amount equal to the issue price of the securities and sold such Market Measure upon the date of call, sale, exchange or maturity of the securities at fair market value. To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain.
In addition, as discussed below in “—Possible Higher Tax on Securities Linked to ‘Collectibles,’” if the securities are related to an ownership interest in collectibles or an entity that holds collectibles, long-term capital gain that you would otherwise recognize in respect of your securities up to the amount of the “net underlying long-term capital gain” could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Unless otherwise indicated in the applicable pricing supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the securities.
Possible Higher Tax on Securities Linked to “Collectibles”
Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain securities linked to a Market Measure that is a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. Prospective investors should consult their tax advisors regarding an investment in a security linked to a collectible or to an entity holding collectibles.
Securities Treated as Prepaid Derivative Contracts with Contingent Coupons
The following discussion applies to securities treated for U.S. federal income tax purposes as prepaid derivative contracts with one or more contingent coupon payments.
Although the U.S. federal income tax treatment of the contingent coupon payments is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupon payments (including any contingent coupon payment on or with respect to the maturity date) constitute taxable ordinary income to you at the time received or accrued in accordance with your regular method of accounting. A different treatment could also affect your tax basis in the securities, and therefore the amount of gain or loss you recognize on a disposition of the securities. Except where stated otherwise, the discussion herein assumes that the contingent coupon payments are taxable as ordinary income at the time received or accrued in accordance with your regular method of tax accounting.
Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a security, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the security. Your tax basis in a security should generally equal the amount you paid to acquire it. Subject to the discussions above under “Securities Treated as Prepaid Derivative Contracts that are Open Transactions—Possible Higher Tax on Securities Linked to ‘Collectibles’” and “Securities Treated as Prepaid Derivative Contracts that are Open Transactions—Possible Application of Section 1260 of the Code,” this gain or loss should be long-term capital gain or loss if at the time of the taxable disposition you have held the security for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.
It is possible that the Internal Revenue Service could assert that your holding period in respect of the securities should end on the date on which the amount you are entitled to receive upon the call or maturity of the securities is determined, even though you will not receive any amounts from us in respect of the securities prior to the call or maturity of the securities.  In such case, the timing and character of income you recognize in respect of the securities may be affected.
Securities Treated as Put Options and Deposits
The following discussion applies to securities treated as a put option (the “Put Option”) written by you with respect to the Market Measure(s), secured by a deposit equal to the issue price of the security (the “Deposit”). This discussion generally assumes that the issue price of the security is equal to the amount due at maturity of the security (excluding the final coupon payment on the security) if the final value of the Market Measure(s) equals or exceeds its initial value.
  Under this treatment:
•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and
•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).
Securities with a Term of Not More than One Year
Because the term of the securities is not more than one year, we intend to treat the deposit portion of your securities as having been issued for the principal amount of the securities and that coupon payments on the securities would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be subject to the rules governing short-term debt instruments (as described under “Tax Consequences—United States Taxation—Original Issue Discount—Short-Term Debt Securities” in the accompanying prospectus). Amounts treated as payment for the Put Option would be deferred and accounted for upon sale, call or maturity of the securities, as discussed below. The Put Premium should not be taken into account until retirement or earlier sale or exchange of the securities. We will provide the amount of each coupon payment that we will allocate to interest on the Deposit and to Put Premium in the applicable final pricing supplement. This allocation is binding on you unless you disclose otherwise on your U.S. federal income tax return; however, it is not binding on the IRS, and the IRS might disagree with it.
If you were to receive a cash payment of the full principal amount of your securities upon the call or maturity of your securities, such payment would likely be treated as (i) payment in full of the principal amount of the Deposit (which would not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described above. If you were to receive a cash payment upon the maturity of your securities (excluding cash received as a coupon) of less than the full principal amount of your securities, such payment would likely be treated as (i) payment in full of the principal amount of the Deposit (which would not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the cash settlement of the Put Option pursuant to which you paid to us an amount equal to the excess of the principal amount of your securities over the amount that you received upon the maturity of your securities (excluding cash received as a coupon) in order to settle the Put Option. If the aggregate amount paid to you for the Put Option and deferred as described above is greater than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described above is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference.  The deductibility of capital losses is subject to limitations.
Upon the sale of your securities, you would be required to apportion the value of the amount you receive between the Deposit and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount apportioned to the Deposit and (ii) your adjusted U.S. federal income tax basis in the Deposit. Except to the extent attributable to accrued but unpaid interest with respect to the Deposit, such gain or loss would be short-term capital gain or loss.  If you are a cash basis taxpayer and do not elect to accrue interest currently, your adjusted basis in your securities should generally be the purchase price of your securities.  If you are an accrual basis holder, or a cash basis holder that elects to accrue interest on your securities currently, your adjusted basis in your securities should generally be the purchase price of your securities increased by the amount of accrued interest and decreased by any interest that is paid in respect of the Deposit.
Upon the sale of your securities, the amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Deposit on the date of the sale of your securities is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.  The deductibility of capital losses is subject to limitations.
If you are a secondary purchaser of your securities, you would be required to allocate your purchase price for your securities between the Deposit and Put Option based on the respective fair market values of each on the date of purchase. If the portion of your purchase price allocated to the Deposit is in excess of the principal amount of your securities, you may be subject to the amortizable bond premium rules described in the accompanying prospectus under “Tax Consequences—United States Taxation—Debt Securities Purchased at a Premium” with respect to the Deposit.  If the portion of your purchase price allocated to the Deposit is at a discount from the principal amount of the securities, special market discount rules applicable to short-term debt instruments may apply.  You should consult your tax advisor with respect to such rules in such case. The portion of your purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Option (including amounts received upon a sale of the securities that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option. If, however, the portion of your purchase price allocated to the Deposit as described above is in excess of your purchase price for your securities, you would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described above) in an amount equal to such excess.
Securities with a Term of More than One Year
If your securities are properly treated as an investment unit consisting of a Deposit and Put Option, it is likely that the Deposit would be treated as having been issued for the principal amount of the securities (if you are an initial purchaser) and that coupon payments on the securities would be treated in part as payments of interest and in part as payments for the Put Option. Amounts treated as interest would be included in income in accordance with your regular method of accounting for interest for U.S. federal income tax purposes. Amounts treated as payment for the Put Option would be deferred and accounted for upon the sale, call or maturity of the securities, as discussed below.
If you were to receive a cash payment of the full principal amount of your securities upon the call or maturity of your securities, such payment would likely be treated as (i) payment in full of the principal amount of the Deposit (which would not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the lapse of the Put Option which would likely result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the Put Option and deferred as described above. If you were to receive a cash payment upon the maturity of your securities (excluding cash received as a coupon) of less than the full principal amount of your securities, such payment would likely be treated as (i) payment in full of the principal amount of the Deposit (which would not result in the recognition of gain or loss if you are an initial purchaser of your securities) and (ii) the cash settlement of the Put Option pursuant to which you paid to us an amount equal to the excess of the principal amount of your securities over the amount that you received upon the maturity of your securities (excluding cash received as a coupon) in order to settle the Put Option. If the aggregate amount paid to you for the Put Option and deferred as described above is greater than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital gain in an amount that is equal to such excess. Conversely, if the amount paid to you for the Put Option and deferred as described above is less than the amount you are deemed to have paid to us to settle the Put Option, you will likely recognize short-term capital loss in an amount that is equal to such difference.  The deductibility of capital losses is subject to limitations.
Upon the sale of your securities, you would be required to apportion the value of the amount you receive between the Deposit and Put Option on the basis of the values thereof on the date of the sale. You would recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount apportioned to the Deposit and (ii) your adjusted U.S. federal income tax basis in the Deposit (which would generally be equal to the principal amount of your securities if you are an initial purchaser of your securities). Except to the extent attributable to accrued but unpaid interest with respect to the Deposit, such gain or loss would be long-term capital gain or loss if your holding period is greater than one year. The amount of cash that you receive that is apportioned to the Put Option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the Deposit on the date of the sale of your securities is in excess of the amount you receive upon such sale, you would likely be treated as having made a payment (to the purchaser in the case of a sale) equal to the amount of such excess in order to extinguish your rights and obligations under the Put Option. In such a case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the Put Option and the amount of the deemed payment made by you to extinguish the Put Option.  The deductibility of capital losses is subject to limitations.
If you are a secondary purchaser of your securities, you would be required to allocate your purchase price for your securities between the Deposit and Put Option based on the respective fair market values of each on the date of purchase. If, however, the portion of your purchase price allocated to the Deposit is at a discount from, or is in excess of, the principal amount of your securities, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “Tax Consequences—United States Taxation—Market Discount” and “Tax Consequences—United States Taxation—Debt Securities Purchased at a Premium” with respect to the Deposit. The portion of your purchase price that is allocated to the Put Option would likely be offset for tax purposes against amounts you subsequently receive with respect to the Put Option (including amounts received upon a sale of the securities that are attributable to the Put Option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the Put Option or with respect to the sale of any Reference Stock you receive upon the exercise of the Put Option. If, however, the portion of your purchase price allocated to the Deposit as described above is in excess of your purchase price for your securities, you would likely be treated for tax purposes as having received a payment for the Put Option (which will be deferred as described above) in an amount equal to such excess.
Tax Consequences to Non-U.S. Holders
This section applies only to non-U.S. holders. You are a “non-U.S. holder” if for U.S. federal income tax purposes you are a beneficial owner of a security that is:
•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign trust or estate.
You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a security, you should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities.
As discussed below under “Possible Taxable Event,” under certain circumstances, the securities could be subject to a significant modification and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued securities might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to withholding tax in respect of the reissued securities, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax advisor regarding the consequences of a significant modification of the securities.
Coupon Payments on the Securities
Securities Treated as Prepaid Derivative Contracts with Contingent Coupons
The U.S. federal income tax treatment of the securities (including proper characterization of the contingent coupons for U.S. federal income tax purposes) is uncertain.  We intend to withhold (or expect the applicable withholding agent will withhold) U.S. federal income tax at a 30% rate in respect of the contingent coupons paid to a non-U.S. holder.  However, a reduced rate of withholding tax may be available for a non-U.S. holder under an applicable income tax treaty (but subject to withholding tax on dividend equivalent payments under Section 871(m) of the Code discussed below) and withholding tax will not apply if payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (in which case, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.
To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable.  Certifications may generally be made on a Form W-8BEN or W-8BEN-E, or a substitute or successor form.  In addition, special rules may apply to claims for treaty benefits made by corporate non-U.S. holders.  A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.  The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the contingent coupons under U.S. federal income tax laws and whether such treaty rate or exemption applies to such contingent coupon payments.  No assurance can be provided on the proper characterization of the contingent coupons for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty.  Non-U.S. holders should consult their tax advisors in this regard.
Securities Treated as Put Options and Deposits
The U.S. federal income tax treatment of the securities is uncertain. We intend to withhold (or expect the applicable withholding agent will withhold) U.S. federal income tax at a 30% rate in respect of coupon payments made on the securities to a non-U.S. holder. However, a reduced rate of withholding tax may be available for a non-U.S. holder under an applicable income tax treaty (but subject to withholding tax on dividend equivalent payments under Section 871(m) discussed below). However, withholding tax will not apply if payments are effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (in which case, to avoid withholding, the non-U.S. holder will be required to provide a Form W-8ECI). We will not pay any additional amounts in respect of such withholding.
To claim benefits under an income tax treaty, a non-U.S. holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable (which certification may generally be made on Form W-8BEN or W-8BEN-E, or a substitute or successor form).  In addition, special rules may apply to claims for treaty benefits made by corporate non-U.S. holders.  A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.  The availability of a lower rate of withholding or an exemption from withholding under an applicable income tax treaty will depend on the proper characterization of the coupon payments under U.S. federal income tax laws and whether such treaty rate or exemption applies to such coupon payments.  No assurance can be provided on the proper characterization of the coupon payments for U.S. federal income tax purposes and, accordingly, no assurance can be provided on the availability of benefits under any income tax treaty.  Non-U.S. holders must consult their tax advisors in this regard.
Sale, Exchange or Retirement of the Securities
Subject to the possible application of Section 897 of the Code (see “—FIRPTA” below) and the discussions below under “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you will generally not be subject to U.S. federal income or withholding tax on any gain upon the sale or maturity of the securities, provided that (i) you comply with applicable certification requirements, which certification may be made on Form W-8BEN or W-8BEN-E (or a substitute or successor form) on which you certify, under penalties of perjury, that you are not a U.S. person and provide your name and address, (ii) your gain is not effectively connected with your conduct of a U.S. trade or business, and (iii) if you are a non-resident alien individual, you are not present in the U.S. for 183 days or more during the taxable year of the sale or maturity of the securities. In the case of (ii) above, you generally would be subject to U.S. federal income tax with respect to any income or gain in the same manner as if you were a U.S. holder and, if you are a corporation, you may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable U.S. income tax treaty) of a portion of your earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.  Payments made to you may be subject to information reporting and to backup withholding unless you comply with applicable certification and identification requirements as to your foreign status.
Dividend Equivalents under Section 871(m) of the Code
Under Section 871(m) a “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder.  Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the Internal Revenue Service has issued guidance that states that the U.S. Treasury Department and the Internal Revenue Service intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Accordingly, if the securities are not delta-one instruments and are issued before January 1, 2025, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the underlying or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.
Where payments on the securities are subject to withholding under Section 871(m), it is possible that dividend equivalent payments on the securities will exceed coupon payments on the securities.  Under such circumstances, a non-U.S. holder of the securities may be subject to additional U.S. federal income tax at a 30% rate on the difference between the dividend equivalent payments and coupon payments.  In addition, it is possible that we or a withholding agent may determine that treaty benefits that may otherwise be applicable to coupon payments may not apply to withholding tax on dividend equivalent payments.  It is also possible that a withholding agent will withhold under Section 871(m) with respect to the securities, notwithstanding the withholding tax imposed on any coupon payments, in which case the application of Section 871(m) to the securities could significantly increase a non-U.S. holder’s tax liability in respect of the securities.  We (or the applicable withholding agent) are entitled to withhold taxes on any payments treated as dividend equivalents without being required to pay any additional amounts with respect to amounts so withheld.  A non-U.S. holder should consult its tax advisor regarding the possibility of additional withholding tax.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible.  Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax, or if we or the applicable withholding agent determine withholding is appropriate under current law, we or the applicable withholding agent will withhold tax at the applicable statutory rate. We will not be required to pay any additional amounts in respect of such withholding. Prospective investors should consult their own tax advisors in this regard.

FIRPTA
Section 897 of the Code, commonly referred to as “FIRPTA,” applies to certain interests in entities that beneficially own significant amounts of United States real property interests (each, a “USRPI”). As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a security could be treated as a USRPI, in which case any gain from the disposition of the security would generally be subject to U.S. federal income tax and would be required to be reported by the non-U.S. holder on a U.S. federal income tax return, generally in the same manner as if the non-U.S. holder were a U.S. holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition.
An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. In the case of securities that are regularly traded, an interest in 5% or less of the outstanding securities of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisors regarding whether their ownership interest in the securities will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.
Effectively Connected Income
If you are engaged in a U.S. trade or business, and if income or gain from the securities are effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. holder, subject to the provisions of an applicable income tax treaty. In this event, if you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax.
U.S. Federal Estate Tax
If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax advisor regarding the U.S. federal estate tax consequences of investing in the securities.
Possible Taxable Event
A change in the methodology by which a Market Measure is calculated, a reorganization event, a change in the components of an Index, the designation of a successor equity index, successor fund, successor stock or replacement stock, or other similar circumstances resulting in a material change to a Market Measure or to the method by which amounts payable on the securities could result in a significant modification of the affected securities.
A significant modification would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification.
You should consult your tax advisor regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.
Fungibility of Subsequent Issuances of the Securities
We may, without the consent of the holders of outstanding securities, issue additional securities with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original securities, these additional securities may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original securities.
Reportable Transactions
A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.
In 2015, the U.S. Treasury Department and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. The notices apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. While an exercise of the type of discretion that would give rise to such reporting requirements in respect of the securities is not expected, if we, an index sponsor or calculation agent or other person were to exercise discretion under the terms of a security or an Index and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant securities would be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax advisor regarding these rules.
Information Reporting and Backup Withholding
Payments made with respect to the securities and proceeds from the call, sale or maturity of the securities may be subject to a backup withholding tax unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld generally will be refunded by the Internal Revenue Service or allowed as a credit against the holder's U.S. federal income tax liability, provided the holder makes a timely filing of an appropriate tax return or refund claim to the Internal Revenue Service.
Reports will be made to the Internal Revenue Service and to holders that are not exempted from the reporting requirements.
FATCA
The Foreign Account Tax Compliance Act (FATCA) imposes a 30% U.S. withholding tax on certain U.S.–source payments, including interest (and original issue discount), dividends, and other fixed or determinable annual or periodical gains, profits, and income (Withholdable Payments), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders, including certain account holders that are foreign entities with U.S. owners, with such institution or otherwise complies with FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
The U.S. Treasury Department has proposed regulations that eliminate the requirement of FATCA withholding on payments of gross proceeds upon the sale or disposition of financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization, and the discussion above assumes the proposed regulations will be finalized in their proposed form with retroactive effect.
If we (or the applicable withholding agent) determine withholding is appropriate with respect to the securities, we (or the applicable withholding agent) will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Therefore, if such withholding applies, any payments on the securities will be significantly less than what you would have otherwise received. Depending on your circumstances, these amounts withheld may be creditable or refundable to you. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the securities.

SUPPLEMENTAL PLAN OF DISTRIBUTION
Delivery of the securities will be made against payment therefor on or about the issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the applicable pricing supplement specifies that the issue date is more than two business days after the applicable pricing date, purchasers who wish to trade such securities at any time prior to the second business day preceding the applicable issue date will be required, by virtue of the fact that the securities will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.
In February 2023, Rule 15c6-1 was amended to require trades in the secondary market to settle in one business day, unless the parties to any such trade expressly agree otherwise, effective May 28, 2024. Therefore, for any securities offered on or after the May 28, 2024 effective date, the same process described in the preceding paragraph will apply and purchasers who wish to trade such securities at any time prior to the first business day before the original issue date will be required to make alternative settlement arrangements to prevent a failed settlement.